UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2023, TMC the metals company Inc. (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of the Company’s common shares (the “Common Shares”) over the 30 consecutive trading days from March 7, 2023 through April 18, 2023 had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the Nasdaq Stock Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Company’s Common Shares must be at least $1.00 per share for a minimum of 10 consecutive business days within the Grace Period.

The Company received a similar notification from the Nasdaq in December 2022. After the closing bid price of the Common Shares exceeded $1.00 per share for more than 10 consecutive business days in the initial 180 calendar day period, the Nasdaq notified the Company in February 2023 that this previous matter was closed.

If the Company does not achieve compliance with the Minimum Bid Requirement by October 16, 2023, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other Nasdaq initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice to Nasdaq of its intention and plan to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s Common Shares will be subject to delisting. In the event the Company receives notice that its Common Shares are being delisted, the Company would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The Company intends to actively monitor the closing bid price of its Common Shares and will evaluate available options to regain compliance with the Minimum Bid Requirement. The notice has no immediate effect on the listing or trading of the Company’s Common Shares or warrants, which will both continue to be listed and traded on the Nasdaq Stock Market, subject to the Company’s compliance with the other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: April 20, 2023	By:	/s/ Gerard Barron
Name: Gerard Barron
Title: Chief Executive Officer